EXHIBIT 4

                    AMENDED AND RESTATED MANAGEMENT AGREEMENT

         AGREEMENT made as of December ____, 1999, by and between QUANTITATIVE MASTER SERIES TRUST, a Delaware business trust (hereinafter referred to as the "Trust") on behalf of each of its series named in one or more Addenda hereto, as it may be amended from time to time (each, a "Series") and FUND ASSET MANAGEMENT, L.P., a Delaware limited partnership (hereinafter referred to as the "Manager"). This Agreement and the Addendum or Addenda pertaining to a Series shall constitute the "investment advisory contract" for such Series for purposes of Section 15(a) of the Investment Company Act of 1940, as amended (hereinafter referred to as the "Investment Company Act").

                                  WITNESSETH:

         WHEREAS, the Trust is engaged in business as an open-end management investment company registered under the Investment Company Act of 1940, as amended (hereinafter referred to as the "Investment Company Act"); and

         WHEREAS, the Trustees of the Trust (the "Trustees") are authorized to establish separate series relating to separate portfolios of securities, each of which may offer separate classes of shares; and

         WHEREAS, the Trustees have established and designated the Series as series of the Trust; and

         WHEREAS, the Manager is engaged principally in rendering management and investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940; and

         WHEREAS, the Trust desires to retain the Manager to provide management and investment advisory services to each Series in the manner and on the terms hereinafter set forth; and

         WHEREAS, the Manager is willing to provide management and investment advisory services to each Series on the terms and conditions hereafter set forth;

         NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Trust and the Manager hereby agree as follows:


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                                    ARTICLE I
                              Duties of the Manager

         The Trust hereby employs the Manager to act as a manager and investment adviser of each Series and to furnish, or arrange for affiliates to furnish, the management and investment advisory services described below, subject to the policies of, review by and overall control of the Trustees, for the period and on the terms and conditions set forth in this Agreement. The Manager hereby accepts such employment and agrees during such period, at its own expense, to render, or arrange for the rendering of, such services and to assume the obligations herein set forth for the compensation provided for herein. The Manager and its affiliates shall for all purposes herein be deemed to be independent contractors and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust or any Series in any way or otherwise be deemed agents of the Trust or any Series.

         (a) Management Services. The Manager shall perform (or arrange for the performance by affiliates of) the management and administrative services necessary for the operation of the Trust and each Series including administering shareholder accounts and handling shareholder relations. The Manager shall provide the Trust and each Series with office space, facilities, equipment and necessary personnel and such other services as the Manager, subject to review by the Trustees, shall from time to time determine to be necessary or useful to perform its obligations under this Agreement. The Manager shall also, on behalf of the Trust and each Series, conduct relations with custodians, depositories, transfer agents, dividend disbursing agents, other shareholder servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable. The Manager shall generally monitor the Trust's and each Series' compliance with investment policies and restrictions as set forth in the Registration Statement of the Trust filed with the Securities and Exchange Commission under the Investment Company Act, as amended from time to time (the "Registration Statement"). The Manager shall make reports to the Trustees of its performance of obligations hereunder and furnish advice and recommendations with respect to such other aspects of the business and affairs of each Series as it shall determine to be desirable.

         (b) Investment Advisory Services. The Manager shall provide (or arrange for affiliates to provide) the Trust with such investment research, advice and supervision as the latter may from time to time consider necessary for the proper supervision of the assets of each Series, shall furnish continuously an investment program for each Series and shall determine from time to time which securities shall be purchased, sold or exchanged and what portion of the assets of each Series shall be held in the various securities and other financial instruments in which such Series invests or cash, subject always to the restrictions of the Declaration of Trust and By-Laws of the Trust, as amended from time to time, the provisions of the Investment Company Act and the statements relating to the applicable Series' investment objectives, investment policies and investment restrictions as the same are set forth in the Trust's current Registration Statement. The Manager shall make decisions for the Trust as to the manner in which voting rights, rights to


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consent to corporate action and any other rights pertaining to a Series'
portfolio securities shall be exercised. Should the Trustees at any time, however, make any definite determination as to investment policy and notify the Manager thereof in writing, the Manager shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked. The Manager shall take, on behalf of each Series, all actions which it deems necessary to implement the investment policies determined as provided above, and in particular to place all orders for the purchase or sale of portfolio securities for each Series' account with brokers or dealers selected by it, and to that end, the Manager is authorized as the agent of the Trust to give instructions to the custodian of the Series as to deliveries of securities and payments of cash for the account of the applicable Series. In connection with the selection of such brokers or dealers and the placing of such orders with respect to assets of a Series, the Manager is directed at all times to seek to obtain execution and price within the policy guidelines determined by the Trustees and set forth in the then current Registration Statement. Subject to this requirement and the provisions of the Investment Company Act, the Securities Exchange Act of 1934, as amended, and other applicable provisions of law, the Manager may select brokers or dealers with which it or the Trust is affiliated.

                                   ARTICLE II
                       Allocation of Charges and Expenses

         (a) The Manager. The Manager assumes and shall pay for maintaining the staff and personnel necessary to perform its obligations under this Agreement, and shall, at its own expense, provide the office space, facilities and necessary personnel which it is obligated to provide under Article I hereof, and shall pay compensation of all Officers of the Trust and all Trustees of the Trust who are affiliated persons of the Manager.

         (b) The Trust. The Trust assumes and shall pay or cause to be paid all other expenses of the Trust and each Series (except for the expenses paid by Mercury Funds Distributor, a division of Princeton Funds Distributor, Inc. (the "Distributor")), including, without limitation: taxes, expenses for legal and auditing services, costs of printing proxies, stock certificates (if any), shareholder reports, copies of the Registration Statement, charges of the custodian, any sub-custodian and transfer agent, expenses of portfolio transactions, expenses of redemption of shares, Securities and Exchange Commission fees, expenses of registering the shares under Federal, state and foreign laws, fees and actual out-of-pocket expenses of Trustees who are not affiliated persons of the Manager, accounting and pricing costs (including the daily calculation of the net asset value), insurance, interest, brokerage costs, litigation and other extraordinary or non-recurring expenses, and other expenses properly payable by the Trust or a Series. It is also understood that the Trust shall reimburse the Manager for its costs in providing accounting services to the Trust and each Series. The Distributor will pay certain of the expenses of the Series incurred in connection with the continuous offering of shares of beneficial interest of each Series.

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                                   ARTICLE III
                           Compensation of the Manager

         (a) Management and Investment Advisory Fee. For the services rendered, the facilities furnished and expenses assumed by the Manager, each Series shall pay to the Manager at the end of each calendar month a fee based upon the average daily value of the net assets of such Series, as determined and computed in accordance with the description of the determination of net asset value contained in the Registration Statement, at the annual rate set forth on the Addendum or Addenda pertaining to such Series, commencing on the day following effectiveness hereof. If this Agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for that part of the month this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fee as set forth above. Payment of the Manager's compensation for the preceding month shall be made as promptly as possible after completion of the computations contemplated above. During any period when the determination of net asset value is suspended by the Trustees, the net asset value of a share as of the last business day prior to such suspension shall for this purpose be deemed to be the net asset value at the close of each succeeding business day until it is again determined.

                                   ARTICLE IV
                     Limitation of Liability of the Manager

         The Manager shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the management of the Trust and any Series, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder. As used in this
Article IV, the term "Manager" shall include any affiliates of the Manager performing services for the Trust or a Series contemplated hereby and partners, shareholders, directors, officers and employees of the Manager and such affiliates.

                                    ARTICLE V
                            Activities of the Manager

         The services of the Manager to the Trust and the Series are not to be deemed to be exclusive, and the Manager and each affiliate is free to render services to others. It is understood that Trustees, officers, employees and shareholders of the Trust and any Series are or may become interested in the Manager and its affiliates, as directors, officers, employees, partners, shareholders or otherwise, and that the Manager and directors, officers, employees, partners and shareholders of the Manager and its affiliates are or may become similarly interested in the Trust or a Series as shareholders or otherwise.

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                                   ARTICLE VI
                   Duration and Termination of this Agreement

         This Agreement shall become effective with respect to a Series as of the date such Series commences investment operations, and shall remain in force with respect to such Series for two years thereafter or, if sooner, until such date as may be set forth in the Addendum pertaining to such Series, and thereafter continue from year to year, but only so long as such continuance is specifically approved at least annually by (i) the Trustees, or with respect to any Series by the vote of a majority of the outstanding voting securities of such Series, and (ii) a majority of those Trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

         This Agreement may be terminated at any time, without the payment of any penalty, by the Trustees or with respect to a Series by the vote of a majority of the outstanding voting securities of such Series, or by the Manager, on sixty days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment.

                                   ARTICLE VII
                          Amendments of this Agreement

         This Agreement may be amended by the parties only if such amendment is specifically approved by (i) (a) with respect to all Series, by the vote of a majority of outstanding voting securities of each Series, and (b) with respect to any one Series, by the vote of a majority of outstanding voting securities of such Series; and (ii) a majority of those Trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

                                  ARTICLE VIII
                          Definitions of Certain Terms

         The terms "vote of majority of the outstanding voting securities," "assignment," "affiliated person" and "interested person," when used in this Agreement, shall have the respective meanings specified in the Investment Company Act and the Rules and Regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act.

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                                   ARTICLE IX
                                  Governing Law

         This Agreement shall be construed in accordance with laws of the State of New York and the applicable provisions of the Investment Company Act. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

                                    ARTICLE X
                     Limitation of Obligations of the Series

         The obligations of each Series hereunder shall be limited to the assets of that Series, shall be separate from the obligations of each other series of the Trust, and no Series shall be liable for the obligations of any other series of the Trust.

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         IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement as of the date first above written. This Agreement may be executed by the parties hereto on any number of counterparts, all of which shall constitute one and the same instrument.

                               QUANTITATIVE MASTER SERIES TRUST,
                                    on behalf of each Series


                               By: _________________________
                                   Name:
                                   Title:


                               FUND ASSET MANAGEMENT, L.P.

                               By:  PRINCETON SERVICES, INC.,
                                    ITS GENERAL PARTNER


                               By: _________________________
                                   Name:
                                   Title:

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                       ADDENDUM A TO MANAGEMENT AGREEMENT

Fund Asset Management, L.P. provides investment advisory services to certain of these Series through its division, Mercury Asset Management US.

           Name of Series                                         Management Fee
           --------------                                         --------------

Master S&P 500 Index Series............................................0.05%
Master Small Cap Index Series..........................................0.08%
Master Aggregate Bond Index Series.....................................0.06%
Master International (GDP Weighted) Index Series.......................0.11%
Master International (Capitalization Weighted) Index Series............0.01%
Master Enhanced S&P 500 Series .....................................   0.01%
Master Enhanced International Series ..................................0.01%
Master Quantitative Large Cap Series...................................0.40%
Master Quantitative Large Cap Value Series.............................0.40%
Master Quantitative Large Cap Growth Series............................0.40%
Master Quantitative Mid Cap Series.....................................0.55%
Master Quantitative Small Cap Series...................................0.55%
Master Quantitative International Series ............................. 0.65%
Master Mid Cap Index Series ...........................................0.01%